Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2017 Fourth Quarter and Full Year Results
Fourth Quarter Recurring Revenue Grows 15% representing 84% of total revenue;
Achieves 2017 Financial Guidance Topping Free Cash Flow Estimate; Announces 2018 Financial Guidance

Charleston, S.C. (February 6, 2018) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and fiscal year ended December 31, 2017.

"This was a big year for Blackbaud; we furthered our strategic growth objectives, were named to Fortune's 56 'Companies Changing the World' list, climbed IDC’s ranking to the world's 24th largest cloud software vendor, and most importantly, accelerated the pace of innovation and drove outcomes for our growing base of over 40,000 customers," said Mike Gianoni, Blackbaud's president and CEO. "The business has never been stronger and our revenue is more predictable than ever with over 80% of revenue now recurring and growing in the double-digits annually. With the combined success of our results last year, our outlook for 2018, and the recent change in the federal tax law, we are awarding an equity grant of approximately $2,000 for each Blackbaud employee not currently receiving equity so that all employees are owners and can participate in the company's success."

Fourth Quarter 2017 Results Compared to Fourth Quarter 2016 Results:

•
Total GAAP revenue was $217.0 million, up 9.4%, with $181.9 million in GAAP recurring revenue, representing 83.8% of total GAAP revenue, and $151.9 million in GAAP subscription revenue, representing 70.0% of total GAAP revenue.

•
Total non-GAAP revenue was $218.8 million, up 10.3%, with $183.7 million in non-GAAP recurring revenue, representing 84.0% of total non-GAAP revenue, and $153.7 million in non-GAAP subscription revenue, representing 70.3% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 4.4%, non-GAAP organic recurring revenue increased 8.8%, and non-GAAP organic subscription revenue increased 16.2%.

•	GAAP income from operations decreased 22.0% to $18.7 million, with GAAP operating margin decreasing 350 basis points to 8.6%.

•	Non-GAAP income from operations increased 5.0% to $46.0 million, with non-GAAP operating margin decreasing 110 basis points to 21.0%.

•	GAAP net income increased 77.7% to $30.7 million, with GAAP diluted earnings per share of $0.64, up $0.28.

•	Non-GAAP net income increased 5.1% to $29.4 million, with non-GAAP diluted earnings per share of $0.61, up $0.02.

•	Non-GAAP free cash flow was $43.4 million, a decrease of $0.6 million.

"We achieved our 2017 full-year financial guidance, exceeding the mid-point of our estimates and topping the high-end of our free cash flow range, executed against our long-term aspirational goals, and as our 2018 full-year financial guidance shows, we're optimistic about the year ahead,” said Tony Boor, Blackbaud's executive vice president and CFO. “Our free cash flow improvement is particularly strong for a second consecutive year. We're updating our non-GAAP tax rate to correlate with our GAAP estimate, reducing our full-year tax rate from 32% in 2017 to 20% in 2018, which is primarily driven by the U.S. federal rate change. We're also adopting ASC606 in 2018 and expect the largest financial effect to be associated with the deferral of commissions expense, which will positively impact our profitability."

An explanation of all non-GAAP financial measures referenced in this press release, including Blackbaud's definition of non-GAAP free cash flow, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the

PRESS RELEASE

company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Recent Company Highlights:

•	Blackbaud announced it will integrate its cloud fundraising and engagement solutions with Facebook fundraising solutions.

•
Blackbaud, whose systems process a majority of the online donations made in the United States on #GivingTuesday, processed more than $61 million from over 7,000 organizations receiving donations on November 28, 2017.

•	Blackbaud announced that Catherine Cook LaCour has been named Chief Marketing Officer, overseeing global marketing and the Blackbaud Institute for Philanthropic Impact™.

•	Blackbaud completed the acquisition of U.K.-based JustGiving™, whose online social giving platform has played a powerful role in the growth of peer-to-peer fundraising.

•	Forbes named Blackbaud a leading employer for diversity: America's Best Employers for Diversity 2018.
Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

Full-Year 2017 Results Compared to Full-Year 2016 Results:

•
Total GAAP revenue was $788.3 million, up 7.9%, with $651.0 million in GAAP recurring revenue, representing 82.6% of total GAAP revenue, and $522.9 million in GAAP subscription revenue, representing 66.3% of total GAAP revenue.

•
Total non-GAAP revenue was $790.8 million, up 7.7%, with $653.4 million in non-GAAP recurring revenue, representing 82.6% of total non-GAAP revenue, and $525.2 million in non-GAAP subscription revenue, representing 66.4% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 5.4% and non-GAAP organic recurring revenue increased 10.1%, and non-GAAP organic subscription revenue increased 17.9%.

•	GAAP income from operations increased 3.6% to $64.0 million, with GAAP operating margin decreasing 40 basis points to 8.1%.

•	Non-GAAP income from operations increased 12.7% to $162.5 million, with non-GAAP operating margin increasing 100 basis points to 20.6%.

•	GAAP net income increased 58.8% to $65.9 million, with GAAP diluted earnings per share up $0.50 to $1.38.

•	Non-GAAP net income increased 14.4% to $103.7 million, with non-GAAP diluted earnings per share up $0.25 to $2.17.

•	Non-GAAP free cash flow was $137.7 million, an increase of $28.2 million.

Dividend
Blackbaud announced today that its Board of Directors has declared a first quarter 2018 dividend of $0.12 per share payable on March 15, 2018 to stockholders of record on February 28, 2018.

Financial Outlook
Blackbaud today announced its 2018 full year financial guidance, which includes anticipated impacts from adopting ASU 2014-09, Revenue from Contracts with Customers (Topic 606), in the first quarter of 2018:

•	Non-GAAP revenue of $870 million to $890 million

•	Non-GAAP operating margin of 20.6% to 21.0%

•	Non-GAAP diluted earnings per share of $2.75 to $2.88

•	Non-GAAP free cash flow of $165 million to $175 million

PRESS RELEASE

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Adoption of Statement of Cash Flow Presentation Accounting Standard
During the three months ended December 31, 2017 we early adopted ASU 2016-18, Statement of Cash Flows (Topic 230) - Restricted Cash, which requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. We retrospectively applied the changes in presentation to the statements of cash flows and no longer classify changes in restricted cash due to customers and due to customers as operating activities. Instead, changes in due to customers are now classified as financing activities. The impacts of adoption are reflected in the financial information herein. Future financial information presented in accordance with ASU 2016-18 will also include immaterial adjustments to reflect certain prior period errors. We will provide more detailed information regarding the impact of the early adoption of ASU 2016-18 in our annual report on Form 10-K for the year ended December 31, 2017.

Conference Call Details
What:    Blackbaud's 2017 Fourth Quarter Conference Call
When:    February 7, 2018
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 492095.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, healthcare institutions and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Public Relations Manager
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2018 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making

PRESS RELEASE

these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic subscriptions revenue growth and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

Beginning in 2018, Blackbaud intends to update the non-GAAP tax rate it applies when calculating non-GAAP net income and non-GAAP diluted earnings per share in future periods. Since the first quarter of 2016, for the purposes of determining non-GAAP net income, Blackbaud has utilized a non-GAAP tax rate of 32.0% in its calculation of the tax impact related

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to non-GAAP adjustments. Blackbaud intends to adjust this rate to 20.0% to better reflect its periodic effective tax rate calculated in accordance with GAAP and its current expectations related to the Tax Cuts and Jobs Act, which was enacted into law on December 22, 2017 and, among other items, reduces the federal tax rate for corporations from 35.0% to 21.0% beginning in 2018. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All fourth quarter and full year 2017 measures of the tax impact related to non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical methodology.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$29,830	$16,902
Restricted cash due to customers	610,344	353,771
Accounts receivable, net of allowance of $5,141 and $3,291 at December 31, 2017 and December 31, 2016, respectively	96,293	88,932
Customer funds receivable	1,536	—
Prepaid expenses and other current assets	56,099	48,314
Total current assets	794,102	507,919
Property and equipment, net	42,243	50,269
Software development costs, net	54,098	37,582
Goodwill	530,249	438,240
Intangible assets, net	314,651	253,676
Other assets	24,083	22,524
Total assets	$1,759,426	$1,310,210
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$24,693	$23,274
Accrued expenses and other current liabilities	54,399	54,196
Due to customers	611,880	353,771
Debt, current portion	8,576	4,375
Deferred revenue, current portion	276,456	244,500
Total current liabilities	976,004	680,116
Debt, net of current portion	429,648	338,018
Deferred tax liability	37,597	29,558
Deferred revenue, net of current portion	3,643	6,440
Other liabilities	5,632	8,533
Total liabilities	1,452,524	1,062,665
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 58,551,761 and 57,672,401 shares issued at December 31, 2017 and December 31, 2016, respectively	59	58
Additional paid-in capital	351,042	310,452
Treasury stock, at cost; 10,475,794 and 10,166,801 shares at December 31, 2017 and December 31, 2016, respectively	(239,199)	(215,237)
Accumulated other comprehensive loss	(649)	(457)
Retained earnings	195,649	152,729
Total stockholders’ equity	306,902	247,545
Total liabilities and stockholders’ equity	$1,759,426	$1,310,210

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Revenue
Subscriptions	$151,942	$122,657	$522,865	$428,987
Maintenance	29,982	35,927	128,166	146,946
Services and other	35,053	39,721	137,275	154,882
Total revenue	216,977	198,305	788,306	730,815
Cost of revenue
Cost of subscriptions	72,404	60,111	242,740	213,883
Cost of maintenance	5,422	5,547	22,973	22,094
Cost of services and other	24,596	26,744	96,191	103,243
Total cost of revenue	102,422	92,402	361,904	339,220
Gross profit	114,555	105,903	426,402	391,595
Operating expenses
Sales, marketing and customer success	44,131	40,047	173,525	155,754
Research and development	22,264	21,897	89,911	89,870
General and administrative	27,520	19,242	94,870	81,331
Amortization	1,107	693	3,271	2,840
Restructuring	794	—	794	—
Total operating expenses	95,816	81,879	362,371	329,795
Income from operations	18,739	24,024	64,031	61,800
Interest expense	(3,412)	(2,546)	(12,097)	(10,583)
Other income (expense), net	679	(106)	2,260	(291)
Income before provision for income taxes	16,006	21,372	54,194	50,926
Income tax (benefit) provision	(14,703)	4,088	(11,739)	9,411
Net income	$30,709	$17,284	$65,933	$41,515
Earnings per share
Basic	$0.66	$0.37	$1.41	$0.90
Diluted	$0.64	$0.36	$1.38	$0.88
Common shares and equivalents outstanding
Basic weighted average shares	46,794,744	46,272,031	46,669,440	46,132,389
Diluted weighted average shares	48,014,250	47,436,116	47,775,702	47,316,538
Dividends per share	$0.12	$0.12	$0.48	$0.48
Other comprehensive income (loss)
Foreign currency translation adjustment	(476)	63	(943)	324
Unrealized gain on derivative instruments, net of tax	840	422	751	44
Total other comprehensive income (loss)	364	485	(192)	368
Comprehensive income	$31,073	$17,769	$65,741	$41,883

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2017	2016
Cash flows from operating activities
Net income	$65,933	$41,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,948	70,491
Provision for doubtful accounts and sales returns	11,686	3,730
Stock-based compensation expense	40,631	32,638
Deferred taxes	(14,328)	3,033
Amortization of deferred financing costs and discount	838	958
Other non-cash adjustments	504	(864)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(15,750)	(13,196)
Prepaid expenses and other assets	(6,149)	(2,478)
Trade accounts payable	1,024	3,689
Accrued expenses and other liabilities	(4,973)	(751)
Deferred revenue	22,926	14,863
Net cash provided by operating activities	176,290	153,628
Cash flows from investing activities
Purchase of property and equipment	(10,208)	(17,694)
Capitalized software development costs	(28,345)	(26,359)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(146,789)	(3,377)
Purchase of derivative instruments	(568)	—
Proceeds from settlement of derivative instruments	1,030	—
Net cash used in investing activities	(184,880)	(47,430)
Cash flows from financing activities
Proceeds from issuance of debt	774,500	227,200
Payments on debt	(679,119)	(293,575)
Debt issuance costs	(3,085)	—
Employee taxes paid for withheld shares upon equity award settlement	(23,962)	(15,376)
Proceeds from exercise of stock options	15	16
Change in due to customers	226,717	96,000
Change in customer funds receivable	6,644	—
Dividend payments to stockholders	(23,069)	(22,811)
Net cash provided by (used in) financing activities	278,641	(8,546)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(550)	2,622
Net increase in cash, cash equivalents, and restricted cash	269,501	100,274
Cash, cash equivalents, and restricted cash, beginning of year	370,673	270,399
Cash, cash equivalents, and restricted cash, end of year	$640,174	$370,673
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2017	December 31, 2016
Cash and cash equivalents	$29,830	$16,902
Restricted cash due to customers	610,344	353,771
Total cash, cash equivalents and restricted cash in the statement of cash flows	640,174	370,673

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
GAAP Revenue	$216,977	$198,305	$788,306	$730,815
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,799	—	2,496	3,639
Non-GAAP revenue	$218,776	$198,305	$790,802	$734,454

GAAP gross profit	$114,555	$105,903	$426,402	$391,595
GAAP gross margin	52.8%	53.4%	54.1%	53.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,799	—	2,496	3,639
Add: Stock-based compensation expense	795	694	3,470	3,297
Add: Amortization of intangibles from business combinations	10,196	9,888	40,099	39,558
Add: Employee severance	21	222	994	382
Add: Acquisition-related integration costs	—	—	86	—
Subtotal	12,811	10,804	47,145	46,876
Non-GAAP gross profit	$127,366	$116,707	$473,547	$438,471
Non-GAAP gross margin	58.2%	58.9%	59.9%	59.7%

GAAP income from operations	$18,739	$24,024	$64,031	$61,800
GAAP operating margin	8.6%	12.1%	8.1%	8.5%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,799	—	2,496	3,639
Add: Stock-based compensation expense	9,576	7,633	40,631	32,638
Add: Amortization of intangibles from business combinations	11,303	10,581	43,370	42,398
Add: Employee severance	1,351	1,522	4,345	1,995
Add: Acquisition-related integration costs	353	—	966	1,419
Add: Acquisition-related expenses	2,063	36	5,914	301
Add: Restructuring costs	794	—	794	—
Subtotal	27,239	19,772	98,516	82,390
Non-GAAP income from operations	$45,978	$43,796	$162,547	$144,190
Non-GAAP operating margin	21.0%	22.1%	20.6%	19.6%

GAAP income before provision for income taxes	$16,006	$21,372	$54,194	$50,926
GAAP net income	$30,709	$17,284	$65,933	$41,515

Shares used in computing GAAP diluted earnings per share	48,014,250	47,436,116	47,775,702	47,316,538
GAAP diluted earnings per share	$0.64	$0.36	$1.38	$0.88

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(14,703)	4,088	(11,739)	9,411
Add: Total non-GAAP adjustments affecting income from operations	27,239	19,772	98,516	82,390
Add (less): Loss (gain) on derivative instrument	10	—	(462)	—
Add: Loss on debt extinguishment	—	—	299	—
Non-GAAP income before provision for income taxes	43,255	41,144	152,547	133,316
Assumed non-GAAP income tax provision (32%)	13,841	13,166	$48,815	$42,661
Non-GAAP net income	$29,414	$27,978	$103,732	$90,655

Shares used in computing non-GAAP diluted earnings per share	48,014,250	47,436,116	47,775,702	47,316,538
Non-GAAP diluted earnings per share	$0.61	$0.59	$2.17	$1.92

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Detail of certain non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$291	$264	$1,254	$1,168
Cost of maintenance	79	117	373	508
Cost of services and other	425	313	1,843	1,621
Total included in cost of revenue	795	694	3,470	3,297
Included in operating expenses:
Sales, marketing and customer success	1,475	872	6,381	3,844
Research and development	1,888	1,593	7,765	6,467
General and administrative	5,418	4,474	23,015	19,030
Total included in operating expenses	8,781	6,939	37,161	29,341
Total stock-based compensation expense	$9,576	$7,633	$40,631	$32,638

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$8,300	$7,816	$32,399	$31,270
Cost of maintenance	1,287	1,331	5,158	5,327
Cost of services and other	609	741	2,542	2,961
Total included in cost of revenue	10,196	9,888	40,099	39,558
Included in operating expenses	1,107	693	3,271	2,840
Total amortization of intangibles from business combinations	$11,303	$10,581	$43,370	$42,398

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
GAAP revenue	$216,977	$198,305	$788,306	$730,815
GAAP revenue growth	9.4%		7.9%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(9,879)	—	(13,927)	3,639
Total Non-GAAP adjustments	(9,879)	—	(13,927)	3,639
Non-GAAP revenue (2)	$207,098	$198,305	$774,379	$734,454
Non-GAAP organic revenue growth	4.4%		5.4%

Non-GAAP revenue (2)	$207,098	$198,305	$774,379	$734,454
Foreign currency impact on non-GAAP revenue (3)	(814)	—	(29)	—
Non-GAAP revenue on constant currency basis (3)	$206,284	$198,305	$774,350	$734,454
Non-GAAP organic revenue growth on constant currency basis	4.0%		5.4%

GAAP subscriptions revenue	$151,942	$122,657	$522,865	$428,987
GAAP subscriptions revenue growth	23.9%		21.9%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(9,368)	—	(13,117)	3,534
Total Non-GAAP adjustments	(9,368)	—	(13,117)	3,534
Non-GAAP organic subscriptions revenue	$142,574	$122,657	$509,748	$432,521
Non-GAAP organic subscriptions revenue growth	16.2%		17.9%

GAAP subscriptions revenue	$151,942	$122,657	$522,865	$428,987
GAAP maintenance revenue	$29,982	$35,927	128,166	146,946
GAAP recurring revenue	$181,924	$158,584	$651,031	$575,933
GAAP recurring revenue growth	14.7%		13.0%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(9,368)	—	(13,117)	3,625
Total Non-GAAP adjustments	(9,368)	—	(13,117)	3,625
Non-GAAP recurring revenue	$172,556	$158,584	$637,914	$579,558
Non-GAAP organic recurring revenue growth	8.8%		10.1%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP revenue for the prior year periods presented herein may not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Years ended December 31,
	2017	2016
GAAP net cash provided by operating activities	$176,290	$153,628
Less: purchase of property and equipment	(10,208)	(17,694)
Less: capitalized software development costs	(28,345)	(26,359)
Non-GAAP free cash flow	$137,737	$109,575